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                FIRST AMENDMENT TO CREDIT AGREEMENT AND NOTE

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND NOTE is entered into as of April 1, 1999 between KENNEDY-WILSON, INC., a Delaware corporation ("Borrower"), and EAST-WEST BANK, a California banking corporation ("Lender").

                                  RECITALS

        A. Borrowed and Lender are parties to the Amended and Restated Revolving Credit Agreement dated as of September 10, 1998 (the "Credit Agreement"). Debt outstanding under the Credit Agreement is evidenced by the Amended and Restated Promissory Note dated September 10, 1998 in the principal amount of $20,000,000 made by Borrower and payable to the order of Lender (the "Note").

        B. Borrower and Lender desire to increase the amount available to borrow under the Credit Agreement and accordingly wish to enter into this Agreement.

                                  AGREEMENT

        1. AMENDMENTS.

           (a)  "$20,000,000" in Sections 1.1(c)(i), 1.3(a)(c)(i), 1.3(c),
2.4(b)(i) of the Credit Agreement, the form of Certification for Loan Request set forth as Exhibit A to the Credit Agreement and on the first page of the
Note is deleted and "$21,500,000" is inserted in its place. Also, "Twenty Million" on the first page of the Note is deleted and "Twenty-One Million Five Hundred Thousand" is inserted in its place.

           (b)  A Section 4.15 is added to the Credit Agreement as follows:
"4.15 POSITIVE NET INCOME. Borrower shall earn net income (calculated in accordance with generally accepted accounting principles) in each fiscal year."

        2. CONDITIONS PRECEDENT. The effectiveness of the amendments set forth in Section 1 above is subject to the following conditions precedent:

            (a) Lender shall have received from Colony K-W, LLC a consent to the increase in the amount of credit available under the Credit Agreement and the Note and a confirmation that its loans to Borrower continue to be subordinate in right of repayment to the credit extended pursuant to the Credit Agreement; and

            (b)  such other conditions as Lender shall reasonably require.

        3. OTHER AMENDMENTS. Each reference in the Credit Agreement and the Note to the Credit Agreement and the Note will mean and be a reference to the Credit Agreement and Note as amended by this Amendment.

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        4.  FULL FORCE AND EFFECT. Borrower represents that it has no rights of setoff relating to or defenses against payment of the credit extended by the Credit Agreement and the Note, that the indebtedness owing under the Credit Agreement and Note is payable in accordance with the terms of such documents, and, except as provided in or contemplated by this Amendment, such documents remain unmodified and in full force and effect.

        5. ENTIRE AGREEMENT. This Amendment constitutes the entire agreement and understanding among the parties with respect to the subject matter of such amendments and supersedes all prior agreements and understandings with respect to such subject matter, whether oral or written.

        6. FEES AND EXPENSES. Borrower agrees, on Lender's demand, to pay all costs and expenses incurred by Lender in connection with this Amendment.



                                          KENEDY-WILSON, INC., a Delaware
                                          corporation



                                          By:  /s/ [ILLEGIBLE]
                                               ----------------------------


                                          EAST-WEST BANK, a California banking
                                          corporation



                                          By:
                                             -------------------------------
                                              Kathleen Kwan, Vice President



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